EXHIBIT 99.1

NextTrip’s JOURNY TV to Premiere first Original Series “I DO: In Destination” October 4 and 5 Across Global Streaming Network

New JOURNY TV Original Hosted by Ben Higgins Brings Destination Weddings, Luxury Resorts and Travel Inspiration to Viewers Around the World

Premiere Advances NextTrip’s “Watch. Inspire. Scan. Book. Go.” Content-to-Commerce Strategy; Third Episode Scheduled to Film in The Bahamas in October

Sunrise, FL – September 15, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” the “Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of Media and Travel, today announced that its first JOURNY TV Original series, I DO: In Destination, hosted by television personality and entrepreneur Ben Higgins, will premiere October 4th and 5th, 2026, across JOURNY’s expanding global streaming network, followed by its YouTube premiere the next day at @JOURNYTV.

The premiere marks an important milestone in JOURNY TV’s growing slate of original programming and advances NextTrip’s strategy of connecting premium travel content directly with travel inspiration, discovery and commerce.

I DO: In Destination follows real couples through the emotional, exciting, and occasionally dramatic, final days leading up to their destination weddings. Along the way, the series captures the relationships, personalities and inevitable surprises behind each celebration, while showcasing the stunning destinations, resorts and hospitality teams working behind the scenes to make each wedding unforgettable.

The premiere episode was filmed at Paradisus Cancún in Mexico, followed by a second destination wedding filmed at the Paradisus Palma Real in Punta Cana, Dominican Republic. Each episode showcases the planning, service, cuisine, amenities and attention to detail involved in creating a destination wedding, while giving viewers a broader look at the featured properties as destinations for vacations, celebrations and leisure travel.

Watch the official series promo here: WATCH promo

“What makes I DO: In Destination special is that the wedding is only part of the story,” said Ben Higgins, host of the series. “You get to know the couples and experience this incredible moment with them, but you also discover these beautiful destinations and the people behind the scenes who make everything happen. I think viewers will come away entertained, emotionally connected and probably thinking about where they want to travel next. That ability to turn a great story into inspiration is what makes this series so exciting.”

From Entertainment to Travel Inspiration and Commerce

For NextTrip, I DO: In Destination represents the type of original programming JOURNY TV is increasingly developing around its content-to-commerce strategy.

As viewers experience the resorts and destinations through the series, NextTrip intends to create opportunities to move from watching and inspiration to engagement, discovery and ultimately booking, extending the value of the programming beyond traditional television exposure.

The format also creates an integrated marketing opportunity for resorts, destinations, tourism partners, sponsors and advertisers. Rather than conventional advertising or product placement, participating partners can become part of the story, allowing viewers to experience properties, destinations, amenities, dining, culture and service through compelling travel-focused programming.

“We are seeing genuine enthusiasm from travel partners, destinations and advertisers around what we are building across NextTrip’s media properties, led by JOURNY TV,” said Amy Proost, Chief Revenue Officer of NextTrip. “As JOURNY’s global distribution and viewership continue to grow, partners increasingly see the value of reaching travelers through compelling content at the very moment they are being inspired to go somewhere. I DO: In Destination is a great example of that opportunity, it allows a resort or destination to become part of the story in an authentic way, while NextTrip’s broader content-to-commerce platform is designed to turn that inspiration into engagement and, ultimately, travel. We believe that combination creates a differentiated opportunity for sponsors and advertisers and an increasingly valuable platform for our travel partners.”

Franchise Continues with The Islands of The Bahamas

Building on the first two productions, JOURNY TV is scheduled to film the third episode of I DO: In Destination in October 2026 in Nassau, Bahamas, with support from The Bahamas Ministry of Tourism.

The planned production represents another step in expanding I DO: In Destination into a repeatable JOURNY franchise connecting premium original programming with destinations, resorts, sponsors and NextTrip’s travel-commerce capabilities.

“The premiere of I DO: In Destination is an important milestone because it demonstrates what we believe JOURNY TV can increasingly become, not only a place to watch entertaining travel programming, but a full-funnel platform that can inspire an audience and also connect that inspiration to commerce,” said Casey D’Ambra, President of Media at NextTrip. “We are building an ecosystem where destinations and hospitality partners can tell their stories to potential travelers through compelling original content, while our technology and booking capabilities create a path for those viewers to engage and ultimately travel. I DO is a strong example of that strategy coming together.”

JOURNY Originals Meet Global Distribution

The premiere comes as NextTrip continues to expand JOURNY TV’s global media footprint, viewership and original programming strategy. JOURNY TV programming is distributed across a growing network of streaming and video platforms internationally, providing travel destinations, hospitality partners, advertisers and sponsors with opportunities to reach consumers while they are actively being entertained and inspired to travel.

I DO: In Destination is designed to demonstrate that model in action: premium original content creates the inspiration; JOURNY TV provides the audience and distribution; and NextTrip’s travel technology and booking capabilities provide the path toward commerce.

For advertisers and travel partners, the combination is designed to provide more than traditional media exposure. NextTrip’s model seeks to connect brand and destination awareness generated through content with measurable consumer engagement and, ultimately, travel transactions.

Watch. Inspire. Scan. Book. Go.

NextTrip’s broader content-to-commerce strategy is designed to shorten the distance between seeing a destination and traveling there.

Through JOURNY TV programming such as I DO: In Destination, viewers can discover places, resorts and experiences through professionally produced storytelling. NextTrip is building the technology and travel infrastructure designed to enable those viewers to move from “I want to go there” to planning and booking the trip.

The result is a model intended to create value across the travel ecosystem: compelling programming for viewers, global exposure and engagement for destination and hospitality partners, commercial opportunities for advertisers and sponsors, and travel demand that can ultimately flow into NextTrip’s booking platforms.

I DO: In Destination premieres October 4th and 5th, 2026, across JOURNY’s streaming platforms, followed by its YouTube premiere the next day at @JOURNYTV.

Watch the I DO: In Destination official promo: WATCH promo

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media, travel, and the creator economy. Through its owned media platforms, including JOURNY TV and TravelMagazine.com, its recently acquired controlling interest in YADA Commerce Inc., a licensed TikTok Partner Agency specializing in creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization, and NextTrip’s proprietary travel technology stack, NextTrip delivers an integrated content-to-commerce ecosystem that connects travel discovery directly to transaction and fulfillment.

The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and NextTrip Groups (formally TA Pipeline), a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, live events, and concierge-managed experiences, supported by flexible payment options such as PayDlay.

By combining premium video storytelling, creator-led social commerce, and integrated booking technology, NextTrip enables consumers to move seamlessly from inspiration to booking, while providing creators, destinations, brands, and travel partners with measurable audience engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on LinkedIn and on X.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Email: Richard.Marshall@nextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche

Oncore Network LLC

Phone: +1-302-488-9830

Email: IR@oncorenetwork.com